Exhibit 99.1

GCP Announces Organization Changes and Restructuring to Improve Performance

Company to Open New Global Corporate Headquarters in Atlanta, Georgia Area

CAMBRIDGE, Mass., March 31, 2021 – GCP Applied Technologies Inc. (NYSE:GCP) (“GCP” or “the Company”), a leading construction chemicals and building products company, today announced plans to open its new corporate headquarters location in the Atlanta, Georgia metro area by the fourth quarter of fiscal year 2021. The relocation follows the $122.5 million sale of its corporate headquarters in Cambridge, Massachusetts in July 2020. GCP’s research and development (“R&D”) group will remain in the Greater Boston area.

GCP will transition to a simpler organizational model, which will reorganize the business regionally to better focus on customers. The Company will also consolidate some offices and manufacturing locations in order to achieve production efficiencies while also improving profitability and driving shareholder value.

“On behalf of the Board and management team, we are excited to open GCP’s new global headquarters in the Atlanta area – the main business center in the Southeast US region where Fortune 500 companies and innovative local startups are choosing to locate,” said Mr. Bates. “We worked with a third party to review more than six potential locations and we are confident that the Atlanta metro area will be the best possible home for our headquarters. The city has a diverse professional talent pool, strong market characteristics and its affordability makes it attractive to both employees and employers. We also believe our new regional structure will better service our customers, accelerate growth and strengthen our financial performance.” The relocation is anticipated to qualify for the Quality Jobs Tax Credit in Georgia.

GCP expects to achieve pre-tax cost structure savings of approximately $13 million to $15 million; mostly in general, administrative, and overhead expenses. The majority of the cost saving benefits are expected to be realized in 2022 once GCP’s global corporate headquarters, the new R&D facility, and the new organizational model changes have been implemented by year end 2021. The expected pre-tax cash costs from the actions, excluding capital expenditures, are approximately $19 million including approximately $13 million to $15 million of employee related and severance costs and approximately $5 million of costs representing office and facility consolidation, and other associated costs. An additional $6 million of capital is required for the new R&D facility, corporate headquarters, and upgrades to the information technology infrastructure. GCP expects an additional $8 million to $9 million of asset write off costs related to the consolidation of offices and manufacturing facilities.

“We are pleased with the progress we are making in the areas related to building organizational capability, stabilizing revenues and driving profitable growth as our Q1 2021 volumes are ahead of expectations with strong demand for our products in March,” Mr. Bates said.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Forward-Looking Statements

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Contact

Investor Relations

Betsy Cowell

+1 617.498.4568

investors@gcpat.com

Media: Emily Claffey / TJ Tatum / TJ White

GCP-SVC@SARDVERB.com